UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2022 (February 5, 2022)

Frontier Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40304	46-3681866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way
Denver, CO 80239
(Address of Principal Executive Offices) (Zip Code)

(720) 374-4490

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 7, 2022, Frontier Group Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company makes reference to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to their nearest GAAP equivalents is provided in the press release.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2022, the Company’s Board of Directors appointed Josh A. Wetzel as the Company’s principal accounting officer. Mr. Wetzel was also named Vice President, Chief Accounting Officer, effective that same date. Mark C. Mitchell, the Company’s current principal accounting officer and Chief Accounting Officer, will continue to serve the Company in his new role as Vice President, Finance and Investor Relations.

Mr. Wetzel, age 40, has served as the Company’s Corporate Controller since September 2020, after serving as Director, Corporate Accounting and Financial Reporting from March 2019 to September 2020. Prior to joining the Company, Mr. Wetzel served as Vice President, Corporate Accounting at DCT Industrial Trust Inc., an industrial real estate company, from January 2018 until its acquisition by Prologis, Inc. in August 2018. From June 2017 to January 2018, Mr. Wetzel served as Assistant Controller at Welltok, Inc., a consumer activation company. Prior to that, Mr. Wetzel held various accounting and reporting positions at The WhiteWave Foods Co., a food and beverage company acquired by Danone S.A., from October 2015 to June 2017, The Western Union Company, a financial services company, from August 2014 to October 2015, and Takeda Pharmaceutical Company Limited, a multinational pharmaceutical company, from October 2010 to August 2014. Mr. Wetzel previously held various positions at Deloitte and Touche LLP from September 2005 to October 2010, most recently serving as an Audit Manager. Mr. Wetzel is a Certified Public Accountant and received a B.A. in Accountancy from DePaul University.

In connection with his appointment as Chief Accounting Officer, Mr. Wetzel’s annual base salary was increased to $250,000. The other existing compensation arrangements for Mr. Wetzel remain unchanged and he will receive equity grants under the Company’s annual performance and long-term incentive programs commensurate with his position and on the same timing as other similarly situated persons within the Company. There are no arrangements or understandings between Mr. Wetzel and any other person pursuant to which he was promoted to his role, there are no family relationships between Mr. Wetzel and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

By:	/s/ Howard M. Diamond
Name:	Howard M. Diamond
Title:	General Counsel and Secretary

Date: February 7, 2022